Exhibit 10.5

DOCUMENT CUSTODY AGREEMENT

GOLUB CAPITAL BDC 3, INC.

Company

each wholly-owned subsidiary of the Company that has executed a Joinder each, a Subsidiary

and

U.S. BANK NATIONAL ASSOCIATION
Document Custodian

Dated as of

September 29, 2017

SCHEDULE I	RECOMMENDED DATA FILE CRITERIA

EXHIBIT A	AUTHORIZED REPRESENTATIVES

EXHIBIT B	FORM OF REQUEST FOR RELEASE

EXHIBIT C	FORM OF JOINDER

DOCUMENT CUSTODY AGREEMENT

This DOCUMENT CUSTODY AGREEMENT (the “Agreement”) is made and entered into as of September 29, 2017, by and among Golub Capital BDC 3, Inc. (the “Company”), a corporation organized under the laws of the state of Maryland, and each wholly-owned subsidiary of the Company that has executed a Joinder (as defined below) (each, a “Subsidiary”) and U.S. Bank National Association, a national banking association, organized under the laws of the United States, as document custodian (the “Document Custodian”).

WHEREAS, the Company is a closed-end management investment company, which has elected to do business as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue shares of common stock;

WHEREAS, the Company and its Subsidiaries are and from time to time may become the respective owners of certain assets (the “Collateral”); and

WHEREAS, the Document Custodian has agreed to act as document custodian for the Company and each Subsidiary, on the terms and conditions hereof;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions. (a) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and Section references refer to Sections of this Agreement. For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, and the definitions of such terms are equally applicable to the singular and the plural forms of such terms.

“1940 Act” has the meaning set forth in the preamble hereto.

“Agreement” means this Document Custody Agreement and the schedules and Exhibits hereto, as supplemented or amended from time to time.

“Authorized Representative” has the meaning set forth in Section 6(b) hereof.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any day that is a legal holiday under the laws of the State of New York, or the city or state in which the Document Custodian’s offices are located or (iii) any day on which commercial banks in the State of New York or the city or state in which the Document Custodian’s offices are located are closed or authorized or permitted to close.

“Collateral” has the meaning set forth in the preamble hereto.

“Collateral Documents” means, with respect to any Collateral, the documents comprising the Collateral File for such Collateral received by the Document Custodian pursuant to this Agreement.

“Collateral File” means a file delivered to the Document Custodian by the Company (on behalf of itself or a Subsidiary) pursuant to Section 3, containing the Collateral Documents relating to the Collateral, as set forth on the Collateral Schedule delivered to the Document Custodian.

“Collateral Schedule” means a listing of Collateral Files in computer readable standardized text formats, delivered or caused to be delivered by the Company to the Document Custodian, incorporating the fields listed on Schedule I hereto and such other information and fields as may be mutually agreed upon by the Company and the Document Custodian and in a form satisfactory to the Company and the Document Custodian.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques and other similar or related information that may be furnished to the Company by the Document Custodian from time to time pursuant to this Agreement.

“Delivery of Collateral Files” means actual receipt by the Document Custodian at its designated office of the (i) Collateral Files and (ii) Collateral Schedule relating to such Collateral Files.

“Joinder” means a written undertaking to be bound by the terms and conditions of this Agreement made by and between a Subsidiary and the Document Custodian and substantially in the form of Exhibit C.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Proper Instructions” means the meaning set forth in Section 6(a) hereof.

“Request for Release” means a request for release of any Collateral File, which request shall be either (i) delivered to the Document Custodian substantially in the form of Exhibit B hereto or (ii) as otherwise agreed to between the Document Custodian and the Company.

“Responsible Officer” means, with respect to the Document Custodian, any officer, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Document Custodian customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Agreement.

“Subsidiary” has the meaning set forth in the preamble hereto.

(a)       In this Agreement unless the contrary intention appears:

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(i)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(ii)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iii)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(iv)	a reference to a Person includes a reference to the Person’s executors, custodians, successors and permitted assigns;

(v)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(vi)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(vii)	a reference to the term “including” means “including, without limitation”; and

(viii)	a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

(b)           Headings are inserted for convenience and do not affect the interpretation of this Agreement

Section 2.           Appointment of the Document Custodian. The Company hereby appoints the Document Custodian, and the Document Custodian hereby accepts its appointment, to act as the document custodian for the Company and each Subsidiary, to provide the services set forth in this Agreement, upon the terms and conditions set forth in this Agreement.

The Document Custodian acknowledges and agrees that it will hold possession of all Collateral Files delivered to it in accordance with this Agreement for the benefit of the Company or a Subsidiary, as applicable.

Section 3.           Delivery of Collateral Files.

(a)           The Company (on behalf of itself or a Subsidiary) shall from time to time deliver or cause to be delivered Collateral Files, including each of the related Collateral Documents, to the Document Custodian to be held hereunder. With respect to each Delivery of Collateral Files, the Company shall provide or cause to be provided a related Collateral Schedule (in a form acceptable to the Company and the Document Custodian) to the Document Custodian with respect to such Collateral Files that are being delivered.

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(b)           In receiving any Collateral Files hereunder, and in maintaining any listing or providing any report or communication with respect to the Collateral Files or Collateral Documents held hereunder, the Document Custodian shall have no obligation to review or monitor any Collateral Files or Collateral Documents but shall only be required to hold those Collateral Files or other Collateral Documents received by it in accordance with this Agreement.

(c)           The Document Custodian shall not be under any duty to inspect, examine or certify the Collateral Files or related Collateral Documents; and without limiting the foregoing, the Document Custodian shall be entitled to assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, shall be entitled to assume that each such document is what it purports to be. The Document Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Collateral Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Collateral Document are appropriate for the represented purpose or that any Collateral Document has actually been recorded or filed, as maybe applicable, or that any Collateral Document is other than what it purports on its face to be.

(d)           With respect to each Subsidiary, such Collateral Files shall be held in safekeeping by the Document Custodian, individually segregated and marked so as to clearly identify them as the property of such Subsidiary as set forth in this Agreement.

(e)           The parties hereto agree that (i) any Subsidiary shall have the same rights and obligations as the Company under this Agreement and (ii) the Company shall notify the Document Custodian in writing as to the establishment of any Subsidiary as to which the Company requests that the Document Custodian provide services hereunder on behalf of the Subsidiary and request that the Document Custodian execute a Joinder with respect to such Subsidiary.

Section 4.           Release of Collateral Files.

(a)           In the event that any Collateral File is needed by the Company or a Subsidiary for the purpose of correction of errors therein or for one of the other purposes set forth in a Request for Release, the Company shall send or cause to be sent to the Document Custodian a Request for Release. The Document Custodian shall release such Collateral Files within three (3) Business Days of its receipt of such completed Request for Release. Any request for release by the Company (on behalf of itself or a Subsidiary) shall be in the form of the Request for Release.

(b)           The Company is authorized to transmit and the Document Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted in the form attached hereto as Exhibit B (or as otherwise agreed between the Document Custodian and the Company).

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Section 5.           Further Obligations of the Document Custodian.

(a)       Maintenance of Facility. The Document Custodian shall segregate and identify the Collateral Files on its automated data system and maintain custody of all Collateral Files received by it in secure and fire resistant facilities, all in accordance with customary standards for such custody and in a manner consistent with Rule 17f-1 under the 1940 Act.

(b)       Insurance. The Document Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect insurance in amounts, with standard coverage and subject to deductibles, all as customary for insurance typically maintained by banks that act as document custodian. Upon written request from the Company, the Document Custodian shall provide evidence (which evidence may be in the form of a certificate of the respective insurer) that such insurance is in full force and effect.

(c)       Examination. The Document Custodian shall upon not less than three (3) Business Days prior written notice permit (a) inspection during regular business hours of the Document Custodian (and subject to its usual charges for such access) by the Company (or by its auditors or agents when requested by the Company) of the Collateral Files, at such place or places where the related Collateral Files are deposited, and (b) the Company (or its auditors or agents when requested by the Company) to make copies of the Collateral Files. The Company shall be responsible for any expenses in connection with such inspection and copying. Any such inspection and copying shall be subject to the procedures of the Document Custodian. In addition, and not in limitation of the foregoing, the Company shall indemnify and hold the Document Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Document Custodian as a result of the damage, loss or misplacement of any Collateral Files or Collateral Documents or other papers contained in the Collateral Files while in the possession of the Company (or its auditors or agents).

Section 6.           Proper Instructions.

(a)       Any instruction or direction delivered to the Document Custodian from the Company (on behalf of itself or a Subsidiary) shall be in writing and executed by an Authorized Representative and shall be delivered in accordance with Section 11 hereof. The Document Custodian and the Company may agree from time to time to accept other forms of instruction or direction. Any such instruction or direction delivered pursuant to this Section 6(a) shall be considered “Proper Instructions.” The Company acknowledges and agrees to provide all Proper Instructions on behalf of any Subsidiary and the Custodian shall be entitled to rely on such Proper Instructions given to it with respect to any Subsidiary.

(b)       Any of the persons whose signatures and titles appear on Exhibit A (an “Authorized Representative”) are authorized, acting singly, to act for the Company (on behalf of itself or a Subsidiary) under this Agreement. The specimen signature for each such Authorized Representative of the Company initially authorized hereunder is set forth on Exhibit A. From time to time, the Company may, by delivering to the Document Custodian a revised exhibit, change the information previously given, but the Document Custodian shall be entitled to rely conclusively on the then current Exhibit until receipt of a superseding exhibit.

(c)       The Document Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations. The Document Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

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(d)       If, in performing its duties under this Agreement, the Document Custodian is required to decide between alternative courses of action, the Document Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Document Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Document Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Document Custodian shall act in accordance with instructions received from the Company in response to such request after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

Section 7.           Transmission of Collateral Files. Prior to any shipment of any Collateral Files or Collateral Documents hereunder pursuant to the request of the Company (on behalf of itself or a Subsidiary), the Company shall deliver to the Document Custodian written instructions as to the method of shipment and shipper(s) the Document Custodian is to utilize in connection with the transmission of Collateral Files or Collateral Documents in the performance of the Document Custodian’s duties hereunder (which instruction shall include, if requested by the Document Custodian, billing account numbers maintained by the Company with such shipper(s) to allow for direct billing of the related charges to the Company). The Company shall arrange for the provision of such services at its sole cost and expense (or, at the Document Custodian’s option, reimburse the Document Custodian for all costs and expenses incurred by the Document Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Collateral Files or other loan documents as the Company deems appropriate.

Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express written instruction from the Company pursuant to the preceding terms, shipment may be made by the Document Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by the Company, and it is hereby expressly agreed that in no event shall the Document Custodian have any liability for any losses or damages to any Person, arising out of actions of the Document Custodian consistent with the instructions of the Company (on behalf of itself or a Subsidiary). Any costs of shipment that may be incurred or paid by the Document Custodian from time to time may be billed by the Document Custodian to the Company on a monthly basis and shall be due and payable when billed.

Section 8.           Fees of the Document Custodian. The Document Custodian shall be entitled to compensation for its services in accordance with the terms set forth in a separate fee letter between the Company and the Custodian.

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The Company agrees to pay or reimburse to the Document Custodian upon its request from time to time, all costs, disbursements, advances, and expenses (including, reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including any account overdraft resulting from any settlement or assumed settlement, provisional credit, chargeback, returned deposit item, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Document Custodian of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Document Custodian to collect any amounts owing to it under this Agreement).

Section 9.           Resignation or Removal of Document Custodian; Termination of Agreement.

(a)       The Document Custodian may terminate its obligations under this Agreement upon sixty (60) days’ prior written notice to the Company. In the event of such termination, (i) the Company shall appoint, by written instrument, a successor Document Custodian and (ii) the Document Custodian, shall transfer to the successor document custodian, as directed, all Collateral Files being held by the Document Custodian under this Agreement. The Document Custodian’s sole responsibility after the termination of its obligations as aforesaid shall be to safely maintain all of the Collateral Files and to deliver the same to a successor document custodian; provided, that if a successor Document Custodian has not accepted custodial responsibilities within the period set forth in the first sentence of this Section 9(a), the Document Custodian may, at the expense of the Company, either (i) deliver all Collateral Files to the Company, or (ii) petition any court of competent jurisdiction to name a successor document custodian. The Document Custodian shall not be responsible for the fees and expenses of any successor document custodian. Upon delivery of the Collateral Files to any successor document custodian or to the Company as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Collateral Files (including any shipping costs) upon termination shall be the sole responsibility of the Company.

(b)       The Company may at any time and without cause remove and discharge the Document Custodian from the performance of its duties under this Agreement upon at least sixty (60) days’ written notice to from the Company to the Document Custodian. Such removal shall take effect upon (i) the appointment of a successor document custodian by the Company, and (ii) delivery of all the Collateral Files to the successor document custodian. The payment of such successor document custodian’s fees and expenses and all costs and expenses in connection with such transfer shall be the sole responsibility of the Company. If a successor document custodian is not appointed by the Company within the aforementioned sixty (60) days, the Document Custodian may, at the expense of the Company, deliver all the Collateral Files to the Company. Upon delivery of the Collateral Files to the Company as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Collateral Files (including any shipping costs) upon termination shall be the sole responsibility of the Company.

(c)       This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than sixty (60) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

(d)       Upon termination of this Agreement or resignation of the Document Custodian, the Company shall pay to the Document Custodian such compensation, and shall likewise reimburse the Document Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Document Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Document Custodian.

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(e)       In the event of any resignation or removal of the Document Custodian, the Document Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation or removal.

Section 10.           Representations.

(a)       The Company hereby represents and warrants to the Document Custodian that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation.

(b)       The Document Custodian hereby represents and warrants to the Company that it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act, it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations, and it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

Section 11.           Notices.

(a)       Except as otherwise expressly provided herein, all Proper Instructions, notices or any other communications hereunder shall be in writing and shall be sent (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service or (iii) facsimile or electronic mail, to the Company, a Subsidiary or the Document Custodian at the following address, as applicable (or such other address as either party may designate by written notice to the other party):

If to the Company or any Subsidiary, to:

Golub Capital BDC 3, Inc.

666 Fifth Avenue, 18th Floor

New York, New York 10103

Attention: David B. Golub

Fax: (212) 750-3756

If to the Document Custodian, to:

U.S. Bank National Association

1719 Otis Way

Florence, South Carolina 29501

Ref: Golub Capital BDC 3, Inc.

Attention: Steven Garrett

Fax No.: (843) 676-8901

Email: steven.garrett@usbank.com

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Section 12.           Concerning the Document Custodian. The acceptance by the Document Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein or herein).

(a)       The Document Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Collateral Files or the Collateral Documents except for such duties, obligations or responsibilities as are expressly and specifically set forth in this Agreement as duties obligations or responsibilities on its part to be performed, and the duties obligations and responsibilities of the Document Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Document Custodian, including any responsibilities for the Company’s compliance with the 1940 Act. Any permissive right of the Document Custodian to take any action hereunder shall not be construed as a duty.

(b)       The Document Custodian makes no representations as to and shall not be responsible for or required to verify (A) the validity, legality, enforceability, due authorization, effectiveness, recordability, insurability, sufficiency, value, form, substance, or genuineness of any of the documents contained in any Collateral File or (B) the collectability, validity, transferability, insurability, value, effectiveness, perfection, priority or suitability of any Collateral File or any document contained therein.

(c)       The Document Custodian shall have no responsibilities or duties with respect to any Collateral File while such Collateral File is not in its possession.

(d)       The Document Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it in accordance with this Agreement, not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Representative). The Document Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Document Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Document Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein.

(e)       Neither the Document Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action or inaction constitutes gross negligence, willful misconduct or bad faith of the Document Custodian.

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(f)       The Document Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to Proper Instructions, or omitted to be taken by it by reason of the lack of Proper Instructions for such action unless and to the extent the Document Custodian has received Proper Instructions from the Company at least three (3) Business Days prior to the date on which any such action is to be taken.

(g)       The Document Custodian may consult with, and obtain advice from, legal counsel selected in good faith, with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Document Custodian in good faith in accordance with the advice or opinion of such counsel. The reasonable costs and expenses of such advice or opinion shall be reimbursed by the Company pursuant to Section 8 hereof.

(h)       No provision of this Agreement shall require the Document Custodian to expend or risk its own funds, take any action hereunder (or omit to take any action) or otherwise incur any financial liability in the performance of its duties under this Agreement if it shall have grounds for believing that repayment of such funds or indemnity satisfactory is not assured to it.

(i)       The Document Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Document Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with due care.

(j)       If the Document Custodian shall request instructions from the Company with respect to any act, action or failure to act in connection with this Agreement, the Document Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Document Custodian shall have received written instructions from the Company without incurring any liability therefor to the Company, or any other Person.

(k)       In no event shall the Document Custodian or its directors, affiliates, officers, agents and employees be held liable for any lost profits or exemplary, punitive, special, indirect or consequential damages of any kind resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(l)       The Document Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Document Custodian or unless (and then only to the extent received) in writing by the Document Custodian in accordance with Section 11 herein and specifically referencing this Agreement. Any other provision of this Agreement to the contrary notwithstanding, the Document Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement unless the Document Custodian is a signatory party to that document or agreement.

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(m)       The Document Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Document Custodian’s compensation or for reimbursement of expenses; shall be under no obligation to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue such document, except as provided in Section 6 of this Agreement with respect to Authorized Representatives; shall have no duty to ascertain whether or not any cash amount or payment has been received by the Company, a Subsidiary or any third person and shall not be required to perform any cash movement functions in relation to this Agreement; and shall not be required to value or produce a report detailing the value of the Collateral Files.

(n)       Nothing in this Agreement shall be deemed to impose on the Document Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Collateral File is or may be held by the Document Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Document Custodian or its property or business or on the ability of the Document Custodian to perform its duties hereunder.

The provisions of this Section 12 shall survive the termination of this Agreement and the resignation or removal of the Document Custodian.

Section 13.           Force Majeure. In no event shall any party hereto be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, events, circumstances or forces beyond its control, including, nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, loss or malfunctions of utilities, communications or computer (software and hardware) services, fires, floods, earthquakes or other natural disasters, civil or military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, accidents, national disasters of any kind, nuclear or natural catastrophes, or other similar events or acts; errors by the Company (including any Authorized Representative) in its instructions to the Document Custodian; or changes in applicable law, regulation or orders.

Section 14.           Indemnification. The Company agrees to indemnify and hold harmless the Document Custodian and its respective directors, officers, employees, agents, designees, successors and assigns from and against any and all liabilities, obligations, damages, penalties, claims, actions, judgments, suits, disbursements, losses, costs and expenses of any kind or nature, including reasonable fees and expenses of legal counsel, court costs and costs of appeal arising from or connected with, the Document Custodian’s execution and performance of this Agreement, its participation in any transaction contemplated hereby, or the relationship between the Document Custodian and the Company (including any Subsidiary) created hereby, including but not limited to the claims of any third parties against the Document Custodian, except to the extent such loss, liability or expense results from the gross negligence, bad faith or willful misconduct on the part of the Document Custodian.

The foregoing indemnifications shall survive the termination of this Agreement and the resignation or removal of the Document Custodian hereunder.

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Section 15.           Amendments.

(a)       This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian. However, with respect to any change in review procedure, this Agreement may be amended by mutual agreement between the parties hereto in the form of consent via electronic mail. Any such email shall reference this Agreement and shall specify that it is an amendment to the review procedures.

(b)       From time to time, the Company may request that a wholly-owned subsidiary of the Company join in this Agreement and have all of the rights and obligations as any other “Subsidiary.” It shall be within the Document Custodian’s sole discretion to agree to such a joinder. The Company agrees to cause the Subsidiary to deliver to the Document Custodian a Joinder and such other documentation as the Document Custodian may require. Such Joinder shall not be effective until agreed to and executed by the Document Custodian.

Section 16.           Effective Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver by any party of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

Section 17.           Severability. The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

Section 18.           [RESERVED].

Section 19.           Successors and Assigns; Third Party Benefit.

(a)       The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party.

(b)       Any Person into which the Document Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Document Custodian shall be a party, or any Person to which all or substantially all of the corporate trust business of the Document Custodian may be sold or otherwise transferred, shall without the execution or filing of any paper or further act on the part of any parties hereto become the successor Document Custodian hereunder (including, without the prior written consent of the Company).

(c)       This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to this Section 19.

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Section 20.           Entire Agreement; Counterparts. This Agreement, together with the exhibits, schedules, joinders and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings with respect to those matters and transactions. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement (and by facsimile or pdf transmission, which facsimile or pdf transmission signatures shall be considered original executed counterparts).

Section 21.           Other Business. Nothing herein shall prevent the Document Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Document Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

Section 22.           Reproduction of Documents. This Agreement and all schedules, exhibits, joinders, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

Section 23.           Actions Necessary to Preserve Rights under Collateral Documents. Notwithstanding the Delivery of Collateral Files to the Document Custodian, the Company and each Subsidiary acknowledge that the Document Custodian shall have no obligation to (i) collect or enforce any Collateral Document, (ii) take action to preserve or maintain the obligations of any party obligated under any Collateral Document, (iii) take action to protect, preserve or safeguard the rights of the Company or a Subsidiary against any Person under the Collateral Documents, or (iv) take action to obtain, preserve, safeguard, continue, perpetuate or enforce rights against any collateral which may secure repayment of any Collateral. The Company and each Subsidiary hereby expressly release the Document Custodian from the obligation to take any such action unless and to the extent the Document Custodian has received Proper Instruction from the Company (on behalf of itself or a Subsidiary) at least three (3) Business Days prior to the date on which any such action is to be taken.

Section 24.           CHOICE OF LAW AND JURISDICTION; WAIVERS. This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws, shall govern. Each of the Company, the Subsidiaries and the Document Custodian hereby consents to the general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the federal courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each party hereby WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 25.           Compliance with Applicable Law. (a) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Document Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Document Custodian. Accordingly, the Company agrees to provide to the Document Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Document Custodian to comply with Applicable Law.

(b)       The Company hereby acknowledges receipt of the following notice:

“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Document Custodian will ask for documentation to verify its formation and existence as a legal entity. The Document Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

[SIGNATURES APPEAR ON NEXT PAGE.]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

GOLUB CAPITAL BDC 3, INC., as Company

By:	/s/ David B. Golub
Name: David B. Golub
Title: President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Assistant Vice President

SCHEDULE I

Recommended Data File Criteria

Each of the items listed below must be in its own cell within either a CSV or Excel spreadsheet.

Data files should be sent electronically via email to your collateral review specialist at U.S. Bank.

•	Asset Number
•	Asset Name
•
•
•
•
•
•

«	Please remember that the shipment of Collateral Files must come to U.S. Bank in the same order as the data file.

EXHIBIT A

AUTHORIZED REPRESENTATIVES

Any of the following persons shall be an Authorized Representative (as this list may be subsequently modified by the Company from time to time by delivery of a replacement list to the Document Custodian):

Authorized Representatives of the Company

Lawrence E. Golub	Chairman	/s/ Lawrence E. Golub
Name	Title	Signature

David B. Golub	President and CEO	/s/ David B. Golub
Name	Title	Signature

Ross A. Teune	Chief Financial Officer	/s/ Ross A. Teune
Name	Title	Signature

Joshua M. Levinson	Chief Compliance Officer	/s/ Joshua M. Levinson
Name	Title	Signature

Francis P. Straub III	CFO of Golub Capital LLC	/s/ Francis P. Straub III
Name	Title	Signature

Gregory W. Cashman	Authorized Person	/s/ Gregory W. Cashman
Name	Title	Signature

Patrick W. Hayes	Authorized Person	/s/ Patrick W. Hayes
Name	Title	Signature

Christina D. Jamieson	Authorized Person	/s/ Christina D. Jamieson
Name	Title	Signature

Marc C. Robinson	Authorized Person	/s/ Marc C. Robinson
Name	Title	Signature

Andrew H. Steuerman	Authorized Person	/s/ Andrew H. Steuerman
Name	Title	Signature

Robert G. Tuchscherer	Authorized Person	/s/ Robert G. Tuchscherer
Name	Title	Signature

EXHIBIT B

FORM OF REQUEST FOR RELEASE

(attached)

U.S. Bank Global Corporate Trust Services 1719 Otis Way Florence, South Carolina 29501	Attention: Document Custody Services Receiving Unit Email: dcs@usbank.com Fax: (651) 695-6100 or (651) 695-6101

RE:	Document Custody Agreement, dated as of September 29, 2017 (the “Document Custody Agreement”) by and among Golub Capital BDC 3, Inc. (the “Company”), each Subsidiary (as defined in the Document Custody Agreement) and U.S. Bank National Association, as document custodian (the “Document Custodian”)

Pursuant to Section 4 of the Document Custody Agreement, we request the release of the Collateral Files relating to the Collateral listed on the attached Excel spreadsheet for the reason indicated below:

Reason for Requesting Documents (Check One):

1) Collateral Paid in Full
2) Collateral being Substituted
3) Collateral being Liquidated by Company
4) Other- Description Needed Below

Company or Subsidiary:
Authorized Representative:
Name (Printed):
Title (Printed):
Date:
Phone:

File Delivery Instructions – Address Needed

EXHIBIT C

FORM OF JOINDER

(attached)

JOINDER TO DOCUMENT CUSTODY AGREEMENT

Reference is hereby made to that certain Document Custody Agreement (“Agreement”) dated as of September 29, 2017 by and among Golub Capital BDC 3, Inc., (the “Company”), each Subsidiary (as defined in the Agreement) and U.S. Bank National Association (“Document Custodian”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement. This joinder is being delivered to the Document Custodian by the undersigned pursuant to the Agreement.

WHEREAS, the Company has requested that the undersigned wholly-owned subsidiary of the Company be given the rights and obligations of “Subsidiary” under the Agreement;

WHEREAS, in order for the undersigned subsidiary of the Company to join in the rights and obligations under the Agreement, it must execute this joinder (the “Joinder”) in accordance with the Agreement;

WHEREAS, the undersigned subsidiary of the Company agrees that by executing and delivering this Joinder, it will be deemed to have made and expressed the representations and warranties of the Company contained in the Agreement as of the date hereof.

WHEREAS, the Document Custodian, in its sole discretion, may accept this Joinder; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

By executing below, the Company hereby represents and warrants to the Document Custodian that it has the power and authority to enter into and perform its obligations under this Joinder and the Agreement on behalf of the undersigned Subsidiary, and the Company and Subsidiary have duly authorized and executed this Joinder so as to constitute its valid and binding obligation.

Upon execution of this Joinder by the Document Custodian, the undersigned subsidiary of the Company hereby agrees to become a party to the Agreement and to be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement and shall be deemed a Subsidiary for all purposes thereof.

Executed this ___ day of __________________, ____.

[Name of Subsidiary]

[By: Golub Capital BDC 3, Inc., its sole [member]]

By:
Name:
Title:

GOLUB CAPITAL BDC 3, INC., as Company

By:
Name:
Title:

ACCEPTED AND AGREED TO:

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title: